UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 23, 2019

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32929	77-0291941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    On August 23, 2019, MoSys, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”), and a quorum for the transaction of business was present in person or represented by proxy. The Company’s stockholders voted on three proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 3, 2019.

(b)    Voting results were as follows:

•	Proposal 1 – Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Daniel Lewis	8,828,753	1,080,246	21,498,110
Scott Lewis	8,918,282	990,717	21,498,110
Daniel J. O’Neil	8,731,073	1,177,926	21,498,110
Robert Y. Newell	8,923,658	985,341	21,498,110

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders.

•	Proposal 2 – Ratification of the audit committee’s appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Vote
29,870,318	1,002,430	534,361	—

The foregoing proposal was approved.

•	Proposal 3 – Approval of the adoption of the 2019 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
8,254,087	1,623,656	31,256	21,498,110

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: August 28, 2019	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer